Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on June 24, 2008 pertaining to the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan of Genoptix, Inc., of our report dated February 1, 2008, with respect to the consolidated financial statements of Genoptix, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
June 20, 2008